EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
SECOND QUARTER 2013 OPERATING RESULTS

Houston, TEXAS (July 25, 2013) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and six months ended June 30, 2013.

Funds From Operations (“FFO”)
FFO for the second quarter of 2013 totaled $1.02 per diluted share or $91.4 million, as compared to $0.89 per diluted share or $76.7 million for the same period in 2012.  FFO for the three months ended June 30, 2013 included: a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; and a $1.0 million or $0.01 per diluted share charge related to executive separation costs.

FFO for the six months ended June 30, 2013 totaled $1.99 per diluted share or $178.1 million, as compared to $1.72 per diluted share or $145.3 million for the same period in 2012.  FFO for the six months ended June 30, 2013 included: a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; a $1.0 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.  FFO for the six months ended June 30, 2012 included a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $72.2 million or $0.81 per diluted share for the second quarter of 2013, as compared to $21.8 million or $0.26 per diluted share for the same period in 2012.  EPS for the three months ended June 30, 2013 included:  a $24.9 million or $0.28 per diluted share gain on sale of discontinued operations; a $13.0 million or $0.15 per diluted share gain on sale of unconsolidated joint venture properties; a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; and a $1.0 million or $0.01 per diluted share charge related to executive separation costs.

For the six months ended June 30, 2013, the Company reported EPS of $135.6 million or $1.53 per diluted share, as compared to $110.5 million or $1.33 per diluted share for the same period in 2012.  EPS for the six months ended June 30, 2013 included:  a $56.6 million or $0.64 per diluted share gain on sale of discontinued operations; a $13.0 million or $0.15 per diluted share gain on sale of unconsolidated joint venture properties; a $3.8 million or $0.04 per diluted share impact from a promoted equity interest recognized in conjunction with the sale of joint venture properties; a $1.0 million or $0.01 per diluted share impact from non-recurring fee income; a $1.0 million or $0.01 per diluted share charge related to executive separation costs; and a $0.7 million or $0.01 per diluted share gain on sale of undeveloped land.  EPS for the six months ended June 30, 2012 included: a $40.2 million or $0.48 per diluted share gain on acquisition of the controlling interest in twelve joint ventures; a $32.5 million or $0.39 per diluted share gain on sale of discontinued operations; and a $2.1 million or $0.02 per diluted share charge related to the redemption of perpetual preferred operating partnership units.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 43,503 apartment homes included in consolidated same property results, second quarter 2013 same property NOI increased 6.4% compared to the second quarter of 2012, with revenues increasing 5.4% and expenses increasing 3.7%.  On a sequential basis, second quarter 2013 same property NOI increased 2.1% compared to the first quarter of 2013, with revenues increasing 1.8% and expenses increasing 1.2% compared to the prior quarter.  On a year-to-date basis, 2013 same property NOI increased 6.6%, with revenues increasing 5.6% and expenses increasing 4.1% compared to the same period in 2012. Same property physical occupancy levels for the portfolio averaged 95.4% during the second quarter of both 2012 and 2013, compared to 95.1% in the first quarter of 2013.

The Company defines same property communities as communities owned and stabilized since January 1, 2012, excluding properties held for sale.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
The Company acquired Camden Post Oak, a 356-home apartment community in Houston, TX, during the quarter for approximately $108.5 million.  Camden also acquired 38.8 acres of land in the metro Phoenix area for future development of three multifamily communities.

Disposition Activity
During the quarter, the Company disposed of Camden Reserve, a 526-home apartment community in Orlando, FL, for approximately $40.5 million.  Additionally, a joint venture of which the Company owned 20% sold 14 communities with 3,098 apartment homes in Las Vegas, NV for a total sales price of $200.2 million.  The Company’s proportionate share of the gain on sale was $13.0 million, and Camden also recognized a promoted equity interest of $3.8 million relating to the achievement of certain performance measures as set forth in the joint venture agreement.

Development Activity
Lease-ups were completed during the quarter at Camden Royal Oaks II, a 104-home project in Houston, TX, which is currently 97% occupied; and Camden Town Square, a 438-home project in Orlando, FL, which is currently 94% occupied. Construction was completed and leasing continued during the quarter at Camden City Centre II, a 268-home project in Houston, TX, which is currently 84% leased.

Construction began during the second quarter at Camden La Frontera in Round Rock, TX, a $36 million project with 300 apartment homes, and Camden Miramar Phase IX in Corpus Christi, TX, an $8 million project with 75 apartment homes.  Construction continued at six additional wholly-owned development communities: Camden NOMA in Washington, DC, a $110 million project with 320 apartment homes; Camden Lamar Heights in Austin, TX, a $47 million project with 314 apartment homes; Camden Flatirons in Denver, CO, a $78 million project with 424 apartment homes; Camden Glendale in Glendale, CA, a $115 million project with 303 apartment homes; Camden Boca Raton in Boca Raton, FL, a $54 million project with 261 apartment homes; and Camden Paces in Atlanta, GA, a $110 million project with 379 apartment homes.

Construction began during the second quarter at Camden Southline in Charlotte, NC, a $47 million joint venture project with 266 apartment homes.  Construction also continued at two other joint venture development communities:  Camden South Capitol in Washington, DC, an $88 million project with 276 apartment homes which is currently 39% leased; and Camden Waterford Lakes in Orlando, FL, a $40 million project with 300 apartment homes.

Equity Issuances
During the second quarter, Camden issued 419,346 common shares through its ATM program at an average price of $74.74 per share, for total net consideration of approximately $30.8 million.

Earnings Guidance
Camden updated its earnings guidance for 2013 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2013 FFO is expected to be $4.00 to $4.08 per diluted share, and full-year 2013 EPS is expected to be $2.31 to $2.39 per diluted share.  Third quarter 2013 earnings guidance is $0.99 to $1.03 per diluted share for FFO and $0.38 to $0.42 per diluted share for EPS.  Guidance for EPS excludes potential future gains on real estate transactions.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2013 earnings guidance is based on projections of same property revenue growth between 5.0% and 6.0%, expense growth between 3.25% and 4.25%, and NOI growth between 6.0% and 7.0%.  Additional information on the Company’s 2013 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, July 26, 2013 at 11:00 a.m. Central Time to review its second quarter 2013 results and discuss its outlook for future performance.  To participate in the call, please dial (888) 317-6003 (Domestic) or (412) 317-6061 (International) by 10:50 a.m. Central Time and enter passcode: 6328562, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 179 properties containing 62,021 apartment homes across the United States.  Upon completion of 10 properties and the expansion of one property under development, the Company's portfolio will increase to 65,239 apartment homes in 189 properties. Camden was recently named by FORTUNE® Magazine for the sixth consecutive year as one of the “100 Best Companies to Work For” in America, ranking #10.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA	2013	2012	2013	2012
Property revenues
Rental revenues	$173,946	$151,775	$343,549	$298,029
Other property revenues	27,581	25,143	54,168	48,588
Total property revenues	201,527	176,918	397,717	346,617

Property expenses
Property operating and maintenance	52,114	47,974	102,608	94,088
Real estate taxes	22,271	18,324	43,924	35,697
Total property expenses	74,385	66,298	146,532	129,785

Non-property income
Fee and asset management	2,827	3,608	5,721	6,531
Interest and other income (loss)	1,038	(65)	1,090	(753)
Income (loss) on deferred compensation plans	(102)	(2,185)	2,897	5,601
Total non-property income	3,763	1,358	9,708	11,379

Other expenses
Property management	5,242	4,851	11,225	10,135
Fee and asset management	1,486	1,444	2,963	3,187
General and administrative	11,590	9,730	21,384	18,409
Interest	24,797	26,247	49,692	52,930
Depreciation and amortization	54,315	51,087	107,570	98,993
Amortization of deferred financing costs	898	900	1,814	1,812
Expense (benefit) on deferred compensation plans	(102)	(2,185)	2,897	5,601
Total other expenses	98,226	92,074	197,545	191,067

Gain on sale of land	-	-	698	-
Gain on acquisition of controlling interest in joint ventures	-	-	-	40,191
Equity in income of joint ventures	17,798	632	18,732	998
Income from continuing operations before income taxes	50,477	20,536	82,778	78,333
Income tax expense - current	(468)	(434)	(867)	(658)
Income from continuing operations	50,009	20,102	81,911	77,675
Income from discontinued operations	62	2,745	810	5,735
Gain on sale of discontinued operations, net of tax	24,866	-	56,649	32,541
Net income	74,937	22,847	139,370	115,951
Less income allocated to non-controlling interests from continuing operations	(1,053)	(1,019)	(1,970)	(1,783)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	(1,712)	(65)	(1,752)	(796)
Less income allocated to perpetual preferred units	-	-	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	-	(2,075)
Net income attributable to common shareholders	$72,172	$21,763	$135,648	$110,521

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$74,937	$22,847	$139,370	$115,951
Other comprehensive income
Reclassification of prior service cost and net loss on post retirement obligations	13	8	27	16
Comprehensive income	74,950	22,855	139,397	115,967
Less income allocated to non-controlling interests from continuing operations	(1,053)	(1,019)	(1,970)	(1,783)
Less income, including gain on sale, allocated to non-controlling interests from discontinued operations	(1,712)	(65)	(1,752)	(796)
Less income allocated to perpetual preferred units	-	-	-	(776)
Less write off of original issuance costs of redeemed perpetual preferred units	-	-	-	(2,075)
Comprehensive income attributable to common shareholders	$72,185	$21,771	$135,675	$110,537

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.82	$0.26	$1.54	$1.34
Net income attributable to common shareholders - diluted	0.81	0.26	1.53	1.33
Income from continuing operations attributable to common shareholders - basic	0.55	0.23	0.90	0.88
Income from continuing operations attributable to common shareholders - diluted	0.55	0.23	0.90	0.87

Weighted average number of common and
common equivalent shares outstanding:
Basic	87,191	83,223	86,949	81,554
Diluted	88,472	83,846	88,283	83,333

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
FUNDS FROM OPERATIONS	2013	2012	2013	2012

Net income attributable to common shareholders	$72,172	$21,763	$135,648	$110,521
Real estate depreciation from continuing operations	53,094	49,974	105,252	96,771
Real estate depreciation and amortization from discontinued operations	-	2,223	215	4,621
Adjustments for unconsolidated joint ventures	1,313	2,038	2,921	4,313
Income allocated to noncontrolling interests	2,765	709	3,722	1,802
(Gain) on sale of unconsolidated joint venture properties	(13,032)	-	(13,032)	-
(Gain) on acquisition of controlling interests in joint ventures	-	-	-	(40,191)
(Gain) on sale of discontinued operations, net of tax	(24,866)	-	(56,649)	(32,541)
Funds from operations - diluted	$91,446	$76,707	$178,077	$145,296

PER SHARE DATA
Funds from operations - diluted	$1.02	$0.89	$1.99	$1.72
Cash distributions	0.63	0.56	1.26	1.12

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	89,558	86,067	89,369	84,461

PROPERTY DATA
Total operating properties (end of period) (a)	179	199	179	199
Total operating apartment homes in operating properties (end of period) (a)	62,021	67,694	62,021	67,694
Total operating apartment homes (weighted average)	54,186	53,720	54,249	53,338
Total operating apartment homes - excluding discontinued operations (weighted average)	54,135	50,244	53,894	49,572

(a) Includes joint ventures and properties held for sale.

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2013	2013	2012	2012	2012
ASSETS
Real estate assets, at cost
Land	$965,257	$949,244	$949,777	$929,289	$893,910
Buildings and improvements	5,552,095	5,404,616	5,389,674	5,359,707	5,203,675
	6,517,352	6,353,860	6,339,451	6,288,996	6,097,585
Accumulated depreciation	(1,604,402)	(1,552,499)	(1,518,896)	(1,542,530)	(1,505,862)
Net operating real estate assets	4,912,950	4,801,361	4,820,555	4,746,466	4,591,723
Properties under development, including land	393,694	339,848	334,463	280,948	297,712
Investments in joint ventures	44,630	45,260	45,092	46,566	47,776
Properties held for sale	-	14,986	30,517	6,373	-
Total real estate assets	5,351,274	5,201,455	5,230,627	5,080,353	4,937,211
Accounts receivable - affiliates	27,274	26,948	33,625	28,874	29,940
Other assets, net (a)	94,847	89,233	88,260	96,401	88,002
Cash and cash equivalents	6,506	59,642	26,669	5,590	52,126
Restricted cash	6,381	5,578	5,991	6,742	5,295
Total assets	$5,486,282	$5,382,856	$5,385,172	$5,217,960	$5,112,574

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,579,733	$1,538,471	$1,538,212	$1,415,354	$1,381,152
Secured	944,090	945,134	972,256	978,371	1,015,260
Accounts payable and accrued expenses	100,279	102,307	101,896	118,879	87,041
Accrued real estate taxes	36,863	20,683	28,452	43,757	31,607
Distributions payable	56,821	56,559	49,969	49,940	49,135
Other liabilities (b)	63,366	69,679	67,679	78,551	83,471
Total liabilities	2,781,152	2,732,833	2,758,464	2,684,852	2,647,666

Commitments and contingencies

Equity
Common shares of beneficial interest	967	962	962	959	945
Additional paid-in capital	3,625,283	3,590,261	3,587,505	3,580,528	3,501,354
Distributions in excess of net income attributable to common shareholders	(574,286)	(590,831)	(598,951)	(692,235)	(674,221)
Treasury shares, at cost	(410,665)	(412,643)	(425,355)	(425,756)	(430,958)
Accumulated other comprehensive loss (c)	(1,035)	(1,048)	(1,062)	(660)	(667)
Total common equity	2,640,264	2,586,701	2,563,099	2,462,836	2,396,453
Noncontrolling interests	64,866	63,322	63,609	70,272	68,455
Total equity	2,705,130	2,650,023	2,626,708	2,533,108	2,464,908
Total liabilities and equity	$5,486,282	$5,382,856	$5,385,172	$5,217,960	$5,112,574

(a) Includes:
net deferred charges of:	$14,008	$14,861	$15,635	$13,695	$14,432

(b) Includes:
deferred revenues of:	$1,336	$2,158	$2,521	$1,746	$2,012
distributions in excess of investments in joint ventures of:	$-	$9,718	$9,509	$16,708	$16,499
fair value adjustment of derivative instruments:	$-	($2)	($1)	$185	$5,918

(c) Represents the unrealized loss and unamortized prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance.  Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable.  The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity.  The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.  A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$72,172	$21,763	$135,648	$110,521
Real estate depreciation from continuing operations	53,094	49,974	105,252	96,771
Real estate depreciation and amortization from discontinued operations	-	2,223	215	4,621
Adjustments for unconsolidated joint ventures	1,313	2,038	2,921	4,313
Income allocated to noncontrolling interests	2,765	709	3,722	1,802
(Gain) on sale of unconsolidated joint venture properties	(13,032)	-	(13,032)	-
(Gain) on acquisition of controlling interest in joint ventures	-	-	-	(40,191)
(Gain) on sale of discontinued operations, net of tax	(24,866)	-	(56,649)	(32,541)
Funds from operations - diluted	$91,446	$76,707	$178,077	$145,296

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	88,472	83,846	88,283	83,333
FFO diluted	89,558	86,067	89,369	84,461

Net income attributable to common shareholders - diluted	$0.81	$0.26	$1.53	$1.33
FFO per common share - diluted	$1.02	$0.89	$1.99	$1.72

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS).  A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	3Q13 Range		2013 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.38	$0.42	$2.31	$2.39
Expected real estate depreciation	0.58	0.58	2.34	2.34
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.06	0.06
Expected income allocated to non-controlling interests	0.01	0.01	0.07	0.07
(Gain) on sale of unconsolidated joint venture property	0.00	0.00	(0.15)	(0.15)
Realized (gain) on sale of discontinued operations	0.00	0.00	(0.63)	(0.63)
Expected FFO per share - diluted	$0.99	$1.03	$4.00	$4.08

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes.  The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$72,172	$21,763	$135,648	$110,521
Less: Fee and asset management income	(2,827)	(3,608)	(5,721)	(6,531)
Less: Interest and other (income) loss	(1,038)	65	(1,090)	753
Less: Income (loss) on deferred compensation plans	102	2,185	(2,897)	(5,601)
Plus: Property management expense	5,242	4,851	11,225	10,135
Plus: Fee and asset management expense	1,486	1,444	2,963	3,187
Plus: General and administrative expense	11,590	9,730	21,384	18,409
Plus: Interest expense	24,797	26,247	49,692	52,930
Plus: Depreciation and amortization	54,315	51,087	107,570	98,993
Plus: Amortization of deferred financing costs	898	900	1,814	1,812
Plus: Expense (benefit) on deferred compensation plans	(102)	(2,185)	2,897	5,601
Less: Gain on sale of land	-	-	(698)	-
Less: Gain on acquisition of controlling interests in joint ventures	-	-	-	(40,191)
Less: Equity in income of joint ventures	(17,798)	(632)	(18,732)	(998)
Plus: Income tax expense - current	468	434	867	658
Less: Income from discontinued operations	(62)	(2,745)	(810)	(5,735)
Less: Gain on sale of discontinued operations, net of tax	(24,866)	-	(56,649)	(32,541)
Plus: Income allocated to non-controlling interests from continuing operations	1,053	1,019	1,970	1,783
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	1,712	65	1,752	796
Plus: Income allocated to perpetual preferred units	-	-	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	-	2,075
Net Operating Income (NOI)	$127,142	$110,620	$251,185	$216,832

"Same Property" Communities	$102,471	$96,313	$202,834	$190,335
Non-"Same Property" Communities	23,552	13,326	46,502	24,780
Development and Lease-Up Communities	313	-	409	-
Other	806	981	1,440	1,717
Net Operating Income (NOI)	$127,142	$110,620	$251,185	$216,832

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to non-controlling interests.

The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to common shareholders	$72,172	$21,763	$135,648	$110,521
Plus: Interest expense	24,797	26,247	49,692	52,930
Plus: Amortization of deferred financing costs	898	900	1,814	1,812
Plus: Depreciation and amortization	54,315	51,087	107,570	98,993
Plus: Income allocated to perpetual preferred units	-	-	-	776
Plus: Write off of original issuance costs of redeemed perpetual preferred units	-	-	-	2,075
Plus: Income allocated to non-controlling interests from continuing operations	1,053	1,019	1,970	1,783
Plus: Income, including gain on sale, allocated to non-controlling interests from discontinued operations	1,712	65	1,752	796
Plus: Income tax expense - current	468	434	867	658
Plus: Real estate depreciation and amortization from discontinued operations	-	2,223	215	4,621
Less: Gain on acquisition of controlling interests in joint ventures	-	-	-	(40,191)
Less: Gain on sale of land	-	-	(698)	-
Less: Equity in income of joint ventures	(17,798)	(632)	(18,732)	(998)
Less: Gain on sale of discontinued operations, net of tax	(24,866)	-	(56,649)	(32,541)
EBITDA	$112,751	$103,106	$223,449	$201,235